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                                                                    EXHIBIT 4.15

  THIS WARRANT AND THE COMMON STOCK ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES OF
 AMERICA (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE
  REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS
                                   AVAILABLE.

            Void after 5:00 p.m. Atlanta time, on December 31, 2000.
               Warrant to Purchase ______ Shares of Common Stock.

                   REDEEMABLE WARRANT TO PURCHASE COMMON STOCK

                                       OF

                            CREDIT DEPOT CORPORATION


         This is to Certify That, FOR VALUE RECEIVED, ___________________ ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Credit Depot Corporation, a Delaware corporation (the "Company"), ___________ (x,xxx) fully paid, validly issued, nonassessable shares of Common Stock, par value $ .001 per share, of the Company ("Common Stock") at a price of $2.50 per share at any time or from time to time during the period from January 1, 1998, until 5:00 p.m., Atlanta time on December 31, 2000.


SECTION 1.                         EXERCISE OF WARRANT.

         (a) This Warrant may be exercised in whole or in part at any time or from time to time on or after January 1, 1998 and until December 31, 2000, (the "Exercise Period") provided, however, that if either such day is a day on which banking institutions in the State of Georgia are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon





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surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

         (b) At any time during the exercise period, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section 1(a), by surrendering this warrant at the principal office of the Company, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange") The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within ten (10) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the Number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth in Section 3 below, except that for the purposes hereof, the date of exercise, as used in such Section 3, shall mean the Exchange Date.


SECTION 2.                 RESERVATION OF SHARES.

           The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.


SECTION 3.                 FRACTIONAL SHARES.

         (a) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

         (b) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market system, the current market value shall be the last reported sale price of the Common Stock on such

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exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

         (c) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the Current Market Value shall be the average of the closing bid and asked prices for such day on such market and, if the Common Stock is not so traded, then the Current Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

         (d) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.


SECTION 4.                 EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

         This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

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SECTION 5.                 RIGHTS AND LIABILITIES OF THE HOLDER.

         The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase the Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


SECTION 6.                 REGISTRATION RIGHTS.

         The Holder shall have the right to have the Warrant Shares registered under the Act, subject to customary terms and conditions. The Company agrees to use its best efforts to include the Warrant Shares in the first registration statement filed by the Company after January 1, 1998.

SECTION 7.                 GOVERNING LAW.

         This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.


                           CREDIT DEPOT CORPORATION



                           By:
                              -----------------------------
                              Ralph J DeBee, Jr., President


[SEAL]


Dated:  As of December 31, 1997

Attest:



--------------------
Secretary


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